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                           DNP SELECT INCOME FUND INC.
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                (Name of Registrant as Specified In Its Charter)



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FOR IMMEDIATE RELEASE

Contact: T. Brooks Beittel, (312) 630-4692


           DNP SELECT INCOME FUND INC. RECEIVES FAVORABLE IRS RULING

         CHICAGO, April 30, 2003 - DNP Select Income Fund Inc. (NYSE: DNP) announced today that the Internal Revenue Service has issued a favorable private letter ruling in response to the Fund's recent request. The private letter ruling confirms the Fund's ability to continue to designate dividends paid on the Fund's Remarketed Preferred Shares as eligible for the "dividends received deduction" for federal income tax purposes following a proposed amendment to the Fund's charter.

         As described in the Fund's Proxy Statement dated March 21, 2003, the Fund had requested the private letter ruling from the IRS regarding the tax treatment of the Fund's Preferred Shares in light of a proposed amendment to the provisions of the Fund's charter governing the Preferred Share remarketing process.

         Nathan I. Partain, President and Chief Executive Officer of the Fund, stated that: "We are pleased that the IRS has issued this ruling. This ruling, together, with the approval of the proposed amendment to the Fund's charter, will maintain the smooth operation of the Preferred Share remarketing process without interfering with the existing tax treatment of dividends paid on the Preferred Shares."

         Mr. Partain added, "For the reasons set forth in the Fund's Proxy Statement, the Board of Directors of the Fund has unanimously recommended that shareholders vote to approve the charter amendment. I urge all common and preferred shareholders who have not yet voted to cast their votes in favor of the amendment as soon as possible."

         DNP Select Income Fund Inc. is a closed-end diversified investment management company. The Fund's primary investment objectives are current income and long-term growth of income. The Fund seeks to achieve these objectives by investing primarily in a diversified portfolio of equity and fixed income securities of companies in the public utilities industry. For more information, visit the Fund's website at www.dnpselectincome.com or call the Fund at (800) 864-0629.











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